UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 5, 2009

Blackboard Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50784	52-2081178
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

650 Massachusetts Ave NW, Washington, District of Columbia		20001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-463-4860

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On August 5, 2009, Blackboard Inc. (the "Company") held a teleconference for investors regarding the Company's financial results for the three months ended June 30, 2009. On that teleconference, the Company misstated certain figures relating to its financial guidance for third quarter of fiscal 2009 and the purpose of this filing is to correct those figures. The Company's 8-K filing made on August 5, 2009 contains the correct figures; the incorrect figures were stated only on the teleconference.

The incorrect figures stated on the teleconference were:

"For the third quarter of 2009, we expect:
• GAAP net income of $1.1 million to $3.1 million,
• GAAP net income per diluted share of $0.03 to $0.09, which is based on an estimated 32.9 million diluted shares, and an estimated effective tax rate of approximately 33 percent;
• Non-GAAP adjusted net income of $10.6 to $12.6 million; and
• Non-GAAP adjusted net income per diluted share of $0.32 to $0.38 based on an estimated 32.9 million diluted shares and an estimated effective tax rate of approximately 37 percent."

The correct figures are as follows:

"For the third quarter of 2009, we expect:
• GAAP net income of $1.2 million to $3.3 million;
• GAAP net income per diluted share of $0.04 to $0.10, which is based on an estimated 32.9 million diluted shares, and an estimated effective tax rate of approximately 33 percent;
• Non-GAAP adjusted net income of $10.7 to $12.8 million, which excludes the amortization of acquisition-related intangible assets, stock-based compensation, and non-cash interest expense, all net of taxes; and
• Non-GAAP adjusted net income per diluted share of $0.33 to $0.39 based on an estimated 32.9 million diluted shares and an estimated effective tax rate of approximately 37 percent."

Any statements in this report on Form 8-K about future expectations, plans and prospects for Blackboard and other statements containing the words "believes," "intends," "plans," "expects," "will," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 and represent the Company's views as of August 5, 2009. Subsequent events and developments may cause the Company's views to change and while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to August 5, 2009. The information contained in this Item 2.02 is being furnished, not filed. Accordingly, the information in this Item 2.02 shall not be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blackboard Inc.

August 6, 2009	By:	/s/ Matthew Small

Name: Matthew Small
Title: Chief Legal Officer